                            PRELIMINARY AND TENTATIVE
                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 2
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): March 1, 2001


                           NEOMEDIA TECHNOLOGIES, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)



Delaware                         0-21743                    36-3680347
--------                 ------------------------           ----------
(State or Other          (Commission File Number)           (IRS Employer
Jurisdiction                                                Identification No.)
Incorporation)


            2201 Second Street, Suite 600, Fort Myers, Florida        33901
         --------------------------------------------------------     -----
               (Address of Principal Executive Offices)             (Zip Code)

                                (941) - 337-3434
                                ----------------
              (Registrant's Telephone Number, including Area Code)

Item 7. Financial Statements, Pro Forma Information and Exhibits
-------

(a) Financial Statements of Business Acquired

      Report of Arthur Andersen LLP, Independent Certified Public Accountants

      Consolidated balance sheet as of December 31, 2000

      Consolidated statements of operations for the year ended December 31, 2000

      Notes to consolidated financial statements as of December 31, 2000

Item 7(a)  Financial Statements of Business Acquired

Report of Independent Certified Public Accountants

To Qode.com, Inc.:

We have audited the accompanying balance sheet of Qode.com, Inc. (a Florida corporation in the development stage) as of December 31, 2000, and the related statements of operations, changes in redeemable preferred stock and stockholders' deficit, and cash flows for the year then ended and the related statements of operations and cash flows for the period from inception (March 29, 1999) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Qode.com, Inc. for the period from inception to December 31, 1999. Such statements are included in the cumulative inception to December 31, 2000, totals of the statements of operations and cash flows and reflect total revenues and net loss of zero percent and 13 percent, respectively, of the related cumulative totals. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to amounts for the period from inception to December 31, 1999, included in the cumulative totals, is based solely upon the report of the other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require the we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Qode.com, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended and for the period from inception to December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and the current cash position of the Company raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                  /s/ Arthur Andersen LLP

Tampa, Florida,
    May 4, 2001

                                 QODE.COM, INC.
                                 --------------

                       (A Development Stage Enterprise)

                        BALANCE SHEET - DECEMBER 31, 2000
                        ---------------------------------



                                     ASSETS                          Amount
----------------------------------------------------------------   ----------

CURRENT ASSETS:
     Cash and cash equivalents                                     $   18,686
     Accounts receivable                                                6,041
     Inventory                                                        218,690
     Other current assets                                              13,499
                                                                  -------------
                      Total current assets                            256,916

PROPERTY AND EQUIPMENT, net                                           875,263

CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net                         2,359,932

DEPOSITS                                                               39,539
                                                                  -------------
                      Total assets                                 $3,531,650
                                                                  =============

                                 QODE.COM, INC.
                                 --------------

                       (A Development Stage Enterprise)

                        BALANCE SHEET - DECEMBER 31, 2000
                        ---------------------------------
                                   (continued)


            LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT          Amount
--------------------------------------------------------------------------------     ----------
CURRENT LIABILITIES:
     Accounts payable                                                               $   982,610
     Dividends payable                                                                   94,119
     Accrued expenses                                                                   425,103
     Current portion of notes payable                                                 3,617,323
     Current portion of capital lease obligations                                       368,574
     Loans from officers                                                                224,740
                                                                                    -------------
                      Total current liabilities                                       5,712,469

NOTES PAYABLE, net of current portion                                                     5,857

CAPITAL LEASE OBLIGATIONS, net of current portion                                       168,176
                                                                                    -------------
                      Total liabilities                                               5,886,502
                                                                                    -------------

COMMITMENTS AND CONTINGENCIES

SERIES A 15% CUMULATIVE CONVERTIBLE REDEEMABLE
     PREFERRED STOCK, $.0001 par value; 3,000,000 shares authorized,
     2,044,560 shares issued and outstanding, liquidation value of $2,502,641         2,480,991
                                                                                    -------------

STOCKHOLDERS' DEFICIT:
     Common stock, $.0001 par value; 25,000,000 shares authorized,
         8,023,000 shares issued and outstanding                                            802
     Additional paid-in capital - common stock                                        1,927,313
     Series U convertible preferred stock, $.0001 par value; 1,500,000 shares
         authorized, issued and outstanding                                                 150
     Additional paid-in capital - preferred stock                                     2,999,850
     Accumulated deficit                                                             (9,763,958)
                                                                                    -------------
                      Total stockholders' deficit                                    (4,835,843)
                                                                                    -------------
                      Total liabilities, redeemable preferred stock and
                           stockholders' deficit                                    $ 3,531,650
                                                                                    =============


       The accompanying notes are an integral part of this balance sheet.

                                 QODE.COM, INC.
                                 --------------

                       (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
                             -----------------------

              FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE PERIOD
              ---------------------------------------------------

      FROM MARCH 29, 1999 (DATE OF INCEPTION), THROUGH DECEMBER 31, 2000
      ------------------------------------------------------------------


                                                                                        Cumulative
                                                                                      from Inception
                                                                                      March 29, 1999
                                                                  Year Ended                to
                                                                  December 31,          December 31
                                                                     2000                  2000
                                                               -----------------      ---------------
REVENUE                                                          $   211,952            $   211,952

COST OF GOODS SOLD                                                   213,345                213,345
                                                               ---------------        ---------------

GROSS MARGIN                                                          (1,393)                (1,393)
                                                               ---------------        ---------------

COSTS AND EXPENSES:
     Research and development                                      1,109,686              1,505,928
     Sales and marketing                                             556,541                598,516
     General and administrative                                    5,839,413              6,686,825
                                                               ---------------        ---------------
                  Total costs and expenses                         7,505,640              8,791,269
                                                               ---------------        ---------------

NET INTEREST EXPENSE                                               1,008,938                971,296
                                                               ---------------        ---------------

NET LOSS                                                          (8,515,971)            (9,763,958)

PREFERRED STOCK DIVIDENDS                                           (356,203)              (552,200)

ACCRETION OF BENEFICIAL CONVERSION FEATURE ON
     PREFERRED STOCK                                                 (15,296)               (20,010)
                                                               ---------------        ---------------

Net LOSS AVAILABLE TO COMMON STOCKHOLDERS                        $(8,887,470)          $(10,336,168)
                                                               ===============        ===============

NET LOSS PER SHARE - BASIC AND DILUTED                           $     (1.11)           $     (1.29)
                                                               ===============        ===============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES                           8,023,000              8,018,071
                                                               ===============        ===============

       The accompanying notes are an integral part of these statements.

                                 QODE.COM, INC.
                                 --------------
                       (A Development Stage Enterprise)

  STATEMENT OF CHANGES IN REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
  ----------------------------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                      ------------------------------------


                                                                                             Additional
                                                 Series A                                     Paid-in       Series U Convertible
                                                Redeemable                                  Capital for        Preferred Stock
                                                Preferred            Common Stock             Common        ---------------------
                                                  Stock         Shares           Amount        Stock         Shares       Amount
                                               ------------    --------         --------  -------------     --------     --------
BALANCE, December 31, 1999                      $2,154,711     8,023,000          $802    $  (49,557)              --       $ --
     Issuance of 19,560 shares of Series A
       preferred stock in exchange for
       services                                     48,900            --              --            --             --         --
     Issuance of Series U preferred stock               --            --              --            --      1,500,000        150
     Issuance of 372,780 warrants in
       exchange for services                            --            --              --     1,126,790             --         --
     Issuance of 326,666 warrants attached
       with notes payable                               --            --              --       675,681             --         --
     Issuance of employee stock options
       with exercise price below market                 --            --              --       150,216             --         --
       value
     Re-pricing of employee stock options               --            --              --       395,682             --         --
     Series A preferred stock dividends            262,084            --              --      (262,084)            --         --
     Series U preferred stock dividends                 --            --              --       (94,119)            --         --
     Accretion of beneficial conversion
       feature on preferred stock                   15,296            --              --       (15,296)            --         --
     Net loss                                           --            --              --            --             --         --
                                               ------------  ------------        -------   ------------    -----------    -------
BALANCE, December 31, 2000                      $2,480,991     8,023,000          $802      $1,927,313      1,500,000       $150
                                               ============  ============        =======   ============    ===========    =======


                                                Additional
                                                  Paid-in
                                                Capital for                      Total
                                                 Preferred    Accumulated     Stockholders'
                                                   Stock        Deficit         Deficit
                                               ------------- -------------   ---------------
BALANCE, December 31, 1999                               --   $(1,247,987)   $(1,296,742)
     Issuance of 19,560 shares of Series A
       preferred stock in exchange for
       services                                          --            --             --
     Issuance of Series U preferred stock         2,999,850            --      3,000,000
     Issuance of 372,780 warrants in
       exchange for services                             --            --      1,126,790
     Issuance of 326,666 warrants attached
       with notes payable                                --            --        675,681
     Issuance of employee stock options
       with exercise price below market                  --            --        150,216
       value
     Re-pricing of employee stock options                --            --        395,682
     Series A preferred stock dividends                  --            --       (262,084)
     Series U preferred stock dividends                  --            --        (94,119)
     Accretion of beneficial conversion
       feature on preferred stock                        --            --        (15,296)
     Net loss                                            --    (8,515,971)    (8,515,971)
                                                ------------ -------------  --------------
BALANCE, December 31, 2000                       $2,999,850   $(9,763,958)   $(4,835,843)
                                                ============ =============  ==============


          The accompanying notes are integral part of this statement.

                                 QODE.COM, INC.
                                 --------------

                       (A Development Stage Enterprise)
                       --------------------------------

                             STATEMENT OF CASH FLOWS
                             -----------------------

              FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE PERIOD
              ---------------------------------------------------

       FROM MARCH 29, 1999 (DATE OF INCEPTION), THROUGH DECEMBER 31, 2000
       ------------------------------------------------------------------


                                                                                                          Cumulative from Inception
                                                                                          Year Ended          (March 29, 1999)
                                                                                         December 31,                to
                                                                                            2000              December 31, 2000)
                                                                                        -------------        -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                            $(8,515,971)             $(9,763,958)
     Adjustments to reconcile net loss to net cash used in
         operating activities-
              Depreciation and amortization                                                  417,410                  434,932
              Series A preferred stock issued for services                                    48,900                   48,900
              Warrants issued in exchange for services                                     1,126,790                1,884,627
              Stock options issued with exercise price below market value                    150,216                  150,216
              Expense related to the re-pricing of employee stock options                    395,682                  395,682
              Changes in assets and liabilities-
                  Accounts receivable                                                         (6,041)                  (6,041)
                  Inventory                                                                 (218,690)                (218,690)
                  Other current assets                                                         4,652                  (13,499)
                  Deposits                                                                    (9,310)                 (39,539)
                  Accounts payable                                                           831,022                  982,610
                  Accrued expenses                                                           377,857                  425,103
                                                                                        -------------            ------------
                      Net cash used in operating activities                               (5,397,483)              (5,719,657)
                                                                                        -------------            ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                                     (382,222)                (509,013)
     Capitalization of software development costs                                         (2,498,752)              (2,498,752)
                                                                                        -------------           -------------
                      Net cash used in investing activities                               (2,880,974)              (3,007,765)
                                                                                        -------------           -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of notes payable and detachable warrants                       4,298,861                3,623,180
     Proceeds from loans from officers                                                       151,407                  224,740
     Principal repayments of capital lease                                                  (125,612)                (125,612)
     Proceeds from the issuance of common stock                                                   --                   23,800
     Proceeds from the issuance of Series A redeemable preferred stock
          net of issuance costs of $25,000                                                        --                2,000,000
     Proceeds from issuance of Series U convertible preferred stock                        3,000,000                3,000,000
                                                                                        -------------           -------------
                      Net cash provided by financing activities                            7,324,656                8,746,108
                                                                                        -------------           -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                   (953,801)                  18,686

CASH AND CASH EQUIVALENTS, beginning of year                                                 972,487                       --
                                                                                        -------------           -------------

CASH AND CASH EQUIVALENTS, end of year                                                   $    18,686                   18,686
                                                                                        =============           =============

                                QODE.COM, INC.
                                --------------

                        A Development Stage Enterprise

                            STATEMENT OF CASH FLOWS
                            -----------------------

                     FOR THE YEAR ENDED DECEMBER 31, 2000
           AND THE PERIOD FROM MARCH 29, 1999 (DATE OF INCEPTION),
                           THROUGH DECEMBER 31, 2000
                     ------------------------------------
                                  (continued)


                                                                                   Cumulative from
                                                                                     Inception
                                                                                   (March 29, 1999)
                                                                   Year Ended             To
                                                                  December 31,       December 31,
                                                                      2000              2000
                                                                  ------------    -----------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                        $  180,000       $   160,189

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
     FINANCING ACTIVITIES:
         Accretion of redeemable preferred stock                   $   15,296            20,010
         Accrued dividends on Series A preferred stock             $  262,084           458,081
         Accrued dividends on Series U preferred stock             $   94,119            94,119
         Property and equipment acquired under capital lease       $  662,362           662,362


       The accompanying notes are an integral part of these statements.

                                QODE.COM, INC.

                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2000

1    NATURE OF BUSINESS ORGANIZATION
------------------------------------

     Qode.com, Inc. (Qode.com or the Company) commenced operations on March 29, 1999, and is incorporated in the State of Florida. Qode.com is a development stage company, as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting By Development Stage Enterprises". The Company intends to provide manufacturers, retailers, advertisers and users a unique tool for website navigation through the use of imbedded standard bar codes and Uniform Product Codes (UPC). It is the Company's mission to develop, operate, maintain and promote the use of Qode.com technologies to enable any bar code to interface with their technology.

     The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since its inception and during its development stage as it has devoted substantially all of its efforts toward building network infrastructure, internal staffing, developing systems, expanding into new markets, building a proprietary database and raising capital. The Company has generated little revenue to date and is subject to a number of risks, including dependence on key individuals, the ability to demonstrate technological feasibility, and the need to obtain adequate additional financing necessary to fund the development and marketing of its products and services, and customer acceptance. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may results from the outcome of this uncertainty.

2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventory

     Inventory is stated at the lower of cost or market, and at December 31, 2000 was comprised of QoderTM handheld scanning systems. Cost is determined using the weighted average method.

     Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation. Repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Computer hardware and purchased software are being depreciated over a three-year period, and furniture and fixtures are being depreciated over a five-year period.

     Depreciation expense was $278,590 for the year ended December 31, 2000.

     Capitalized Software Development Costs

     In accordance with the American Institute of Certified Public Accountants Statement of Position No. 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use," all costs related to the development or purchase of internal use software other than those incurred during the application development stage are to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the useful life of the software. The Company has expensed $1,109,686 in research and development costs for the year ended December 31, 2000. The Company has capitalized $2,498,752 in software development costs for the year ended December 31, 2000. Amortization expense was $138,820 for the year ended December 31, 2000.

     Redeemable Preferred Stock

     Redeemable preferred stock is carried at the net consideration to the Company at time of issuance, increased by accrued and unpaid cumulative dividends and periodic accretion to redemption value using the interest method. Accrued and unpaid dividends and redemption accretion are affected by charges against retained earnings, or, in the absence of retained earnings, additional paid-in capital.

     Revenue Recognition

     Revenue is generated from the sale of Qode's proprietary hand held bar code scanners. Revenue is recognized when the product is delivered to the customer.

     Income Taxes

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", income taxes are accounted for using the assets and liabilities approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be recognized. The Company has recorded a 100% valuation allowance as of December 31, 2000.

     Computation of Net Loss Per Share

     Basic and diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has excluded all common stock equivalents from the calculation of diluted net loss per share because these securities are anti-dilutive. The shares excluded from the calculation of diluted net loss per share and reserved for future issuance are detailed in the table below:

                                                                   2000
                                                              -------------

     Outstanding stock options                                  1,540,511
     Outstanding warrants                                       1,229,146
     Shares issuable on conversion of notes payable             6,800,000
     Shares issuable on conversion of Series A
         preferred stock                                        4,049,701

     Shares issuable on conversion of notes payable were calculated based on the terms of the notes as if they were converted on December 31, 2000.

     Financial Instruments

     The Company believes that the fair value of its financial instruments approximate carrying value.

     Concentration of Credit Risk

     Revenue was generated from the selling of barcode scanners with approximately 91 percent of those sales to one customer.

     Accounting for Stock-based Compensation

     The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), but disclose the pro forma effects on net income or loss as if the fair value had been expensed. The Company has elected to apply APB 25 in accounting for its employee stock options and, accordingly recognizes compensation expense for the difference between the fair value of the underlying common stock and the grant price of the option at the measurement date.

     Recent Accounting Pronouncements

     In June 1998 the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137 and SFAS
     138. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets of liabilities in the balance sheet and measure those instruments at fair value. The adoption of these new accounting standareds did not have an impact on the Company's financial position or results of operations.

     On December 3, 1999 the Securities and Exchange Commission (SEC) staff released Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition". This SAB provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The Company implemented SAB No. 101 for the quarter ended June 30, 2000. It did not have an impact on the Company's results of operations.

     Comprehensive Income

     For the year ended December 31, 2000, there were no differences between the balance sheet and income statement and therefore no comprehensive income.

3    LOANS FROM OFFICERS
------------------------

     Between October and December 2000, several of the Company's officers elected to defer their salaries due to cash flow difficulties experienced by the Company. The total amount deferred was $83,154.

     On November 28, 2000, the Company issued promissory notes to officers totaling $135,000, with an interest rate of 6.09 percent. The principal and interest are payable on February 26, 2001

4    PROPERTY AND EQUIPMENT
---------------------------

     Property and equipment consists of the following as of December 31, 2000:

                                                                2000
                                                           --------------

     Computer hardware and purchased software                $1,139,578
     Furniture and fixtures                                      31,797
                                                           --------------
                                                              1,171,375
     Less- Accumulated depreciation                            (296,112)
                                                           --------------
                                                             $  875,263
                                                           ==============

5    NOTES PAYABLE
------------------

     Convertible Notes

     On January 18, 2000, the Company entered into a note purchase agreement with an investor for $3,000,000, with an interest rate of 12 percent. The principal and interest were due July 17, 2000. The principal and interest are convertible at the option of the holder upon or after a $10 million financing. The conversion rate is 85 percent of the price per share in the financing. In connection with this note, 200,000 warrants were issued with an exercise price of $4.50 per share for the Company's common stock. These warrants may be exercised at anytime following the closing of a $10 million financing and expire January 17, 2005. The Company allocated the proceeds from the issuance of the note between the note and warrants based on the relative fair value method. The difference between the face amount of the note and the amount allocated to it was recorded as a discount, and amortized to interest expense over the life of the note.

     On August 1, 2000, the Company extended this note to November 17, 2000. As additional consideration for the extension of the note, the Company reduced the exercise price of the 200,000 warrants to $1.00. The additional expense of $63,180 that resulted from the re-pricing was charged to interest expense. As of December 31, 2000, the note had not been repaid.

     During 2000, the Company entered into four separate note purchase agreements with investors totaling $400,000 with interest rates of 12 percent. The principal and interest on three of the notes were due October 9, 2000 through November 4, 2000, and principal and interest on the other note is due January 6, 2001. The principal and interest are convertible at the option of the holder upon or after a $7 million financing. The conversion rate is 85 percent of the price per share in the financing. In connection with these notes, 26,666 warrants were issued with an exercise price of $2.00 per share for the Company's common stock. These warrants may be exercised at anytime following the closing of a $7 million financing. The proceeds from the issuance of these notes and warrants were allocated between the two using the relative fair value method. The resulting discount on the notes was amortized to interest expense over the life of the notes.

     Other Note Payable

     During March 2000, the Company entered into a note agreement in the amount of $42,500, bearing interest at a rate of 11 percent per year and expiring on March 15, 2002, to finance its phone system. The note is secured by telephone equipment.

     On November 28, 2000 and December 14, 2000, the Company signed two promissory notes in the amounts of $20,000 and $200,000, bearing interest at a rate of 6.09 percent and 15 percent per year, with principal and accrued interest payable February 26, 2001 and January 28, 2001, respectively. In connection with the December 14, 2000 note, 100,000 warrants were issued with an exercise price of $.50 per share for the Company's common stock. These warrants may be exercised at anytime following the closing of the Next Financing, as defined in the warrant agreement. The proceeds from the issuance of this note and warrants were allocated between the two using the relative fair value method. The resulting discount on the note is being amortized to interest expense over the life of the note.

     Notes payable consists of the following:

                                                                      Amount
                                                                    -----------

Convertible notes, interest bearing at 12% per annum                $ 3,400,000
Note payable, interest bearing at 11% per annum, due in monthly
    installments through March 2002                                      27,679
Note payable, unsecured interest bearing at 6.09% per annum, due
    February 2001                                                        20,000
Note payable, unsecured interest bearing at 15% per annum, due
    January 2001                                                        200,000
                                                                    -----------
              Total notes payable                                     3,647,679
Less discount                                                           (24,499)
Less- Current portion                                                (3,617,323)
                                                                    -----------
                        Notes payable, net of current portion       $     5,857
                                                                    ===========

As of December 31, 2000 there was $197,740 of accrued interest.

6        INCOME TAXES
---------------------

     For the years ended December 31, 2000, the components of income tax expense were as follows:


                                                            2000
                                                          --------

Current                                                    $    -
Deferred                                                        -
                                                          --------
Income tax expense                                         $    -
                                                          ========

     The net amounts of deferred tax assets recorded in the balance sheet at December 31, 2000, are as follows:

                                                                    2000
                                                                -----------

Deferred tax asset:
     Depreciation of property and equipment                     $    17,901
     Start-up costs                                                 199,566
     Net operating loss carryforward                              3,443,643
     Less- Valuation allowance                                   (3,661,110)
                                                                -----------
          Total deferred tax asset                              $     --

Deferred tax liabilities:                                       $     --
                                                                -----------
          Total net deferred taxes                              $     --
                                                                ===========

     SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not, that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $3,661,110 valuation allowance at December 31, 2000 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the current year is $3,194,880. At December 31, 2000, the Company has available net operating loss carryforwards of $9,151,323, which expire in the year 2020 and 2019.

     A reconciliation of income taxes computed at the U.S. federal statutory tax rate to income tax expense for the year ended December 31, 2000, is as follows:

                                                                2000
                                                            -----------

     Taxes at the U.S. statutory rate                       $(2,895,430)
     State taxes, net of federal benefit                       (309,129)
     Nondeductible items                                          9,679
     Change in valuation allowance                            3,194,880
                                                            -----------
                Total income tax expense                    $    -
                                                            ===========

7        COMMITMENTS AND CONTINGENCIES
--------------------------------------

     Legal Proceedings

     The Company is not presently a party to any significant litigation. From time to time, however, the Company is involved in various legal actions arising in the normal course of business, which the Company believes will not materially affect the financial position or results of operations.

     Employment Contracts

     The Company has employment contracts with William Carpenter, Greg Miller and Michael Miller beginning November 1, 2000.

     Future payments under the above employment contracts are:

     2001                                                            $  450,000
     2002                                                               450,000
     2003                                                               375,000
                                                                 --------------
                Total                                                $1,275,000
                                                                 ==============


     Capital Lease Obligations

     During April 2000, the Company acquired computer equipment for $662,362 under a capital lease, expiring on April 26, 2002. Accumulated depreciation on this equipment was approximately $166,000 at December 31,2001

     Future minimum lease payments on capital lease obligations as of December 31,2000, are as follows:

     Year                                                    Amount
     ----                                                  ----------
     2001                                                  $  415,358
     2002                                                     173,519
                                                           ----------
                                                              588,877
     Less - Amount representing interest on
        obligations under capital leases (15%)                (52,127)
     Current portion of capital lease obligations            (368,574)
                                                           ----------

     Capital lease obligations, net of current portion     $  168,176
                                                           ==========

     Operating Lease Obligations

     The Company leases its office facility under a non-cancelable operating lease expiring in March 2005. Rental expense, net of sub-lease income, was $73,036 for the year ended December 31, 2000.

     Lease commitments under this non-cancelable operating leases as of December 31, 2000, are as follows:

       Year Ending                                             Amount
       -----------                                           ---------
          2001                                               $ 391,399
          2002                                                 233,876
          2003                                                 154,905
          2004                                                 117,768
          2005                                                   5,103
                                                             ---------
                                                             $ 903,051
                                                             =========


8        PREFERRED STOCK
------------------------

     Series A 15% Cumulative Convertible Redeemable Preferred Stock

     The Board of Directors (the Board) has authorized the issuance of up to 3,000,000 shares of Series A 15 percent $.0001 par value, voting, cumulative, redeemable, convertible preferred stock (the Series A Preferred Stock). Series A Preferred Stock is convertible at any time at the option of the holder prior to the closing of a Public Offering, as defined in the agreement, or within 20 days following receipt of a Notice of Redemption, as defined in the agreement, into the Company's common stock for each share of the Series A Preferred Stock held plus accrued and unpaid dividends on the Series A Preferred Shares. The Series A Preferred Stock has a liquidation preference of $1 per share and is mandatorily redeemable on April 15, 2004.

     In June 2000, the Company issued 19,560 shares of the Series A Preferred Stock at $2.50 per share for services rendered.

     Dividends on the Series A Preferred Stock accrue, on a daily basis, commencing on the date of issuance at an interest rate of 15 percent per annum and are payable on a semi-annual basis. The Company, at its option, may pay dividends either in cash or by the issuance of additional shares of Series A Preferred Stock. Aggregate cumulative dividends in arrears at December 31, 2000 totaled $458,081, and are included in Series A 15 % cumulative convertible redeemable preferred stock on the accompanying balance sheet.

     Series U Convertible Preferred Stock

     The Board has authorized the issuance of up to 1,500,000 shares of Series U, 8 percent $.0001 par value, voting, cumulative, convertible preferred stock (the Series U Preferred Stock). Series U Preferred Stock is convertible at any time at the option of the holder prior to the closing of a Public Offering into the Company's common stock for each share of the Series U Preferred Stock held plus accrued and unpaid dividends on the Series U Preferred Shares. Between May and October 2000, the Company issued 1,500,000 at $2 per share, with proceeds to the Company of $3,000,000.

     Dividends on the Series U Preferred Stock accrue, on a daily basis, commencing on the date of issuance at an interest rate of 8 percent per annum and are payable on a semi-annual basis. The Company, at its option, may pay dividends either in cash or by the issuance of additional shares of Series U Preferred Stock. Aggregate cumulative dividends in arrears at December 31, 2000, totaled $94,119.

9  COMMON STOCK
---------------

     The Company is authorized to issue up to 25,000,000 shares of its $.0001 par value common stock. During 2000, no shares of common stock were issued. As of December 31, 2000, 8,023,000 shares were issued and outstanding.

10 STOCK BASED COMPENSATION
---------------------------

     Stock Warrants Granted in Exchange for Services

     During 2000, the Company granted 372,780 warrants, with exercise prices ranging from $1.00 to $4.50 per share, to consultants for certain advisory and consulting services. The warrants vest immediately upon issuance and can be exercised over a five-year period. In August 2000, 250,000 warrants granted at $4.50 were re-priced to $1.00 per share. In September 2000, 100,000 warrants granted at $1.50 were re-priced to $0.01 per share. The Company valued these warrants, and their re-pricing, at $1,126,790 in accordance with SFAS 123, and recognized the entire amount in 2000 as general and administrative expenses in the accompanying statement of operations.

     Stock Warrants Granted Attached to Debt Agreements

     During 2000, the Company granted 326,666 warrants, with exercise prices ranging from $.50 to $4.50, attached to various debt agreements. The warrants vest immediately upon issuance and can be exercised over a five-year period. The Company applied APB Opinion No.14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", and accounted for the portion of the proceeds of the debt issued with warrants, which was allocable to the warrants, as additional paid-in capital based on the relative fair values of the securities at the time of issuance, and also recognized a discount on the debt as a result.

     In September 2000, 200,000 warrants granted at $4.50 were re-priced to $1.00 per share in connection with an extension of the term date of the debt. The Company valued the re-pricing at $63,180, and recognized the entire amount in 2000 as interest expense in the accompanying statement of operations.

     Warrant activity for the year ended December 31, 2000, is as follows:

     Balance December 31, 1999                                   529,700
     Issued                                                      699,446
     Exercised                                                         -
     Expired                                                           -
                                                            ------------
     Balance December 31, 2000                                 1,229,146

     The following table summarizes information about warrants outstanding at December 31, 2000, all of which are exercisable:

                                                  Weighted Average
                               Number of              Remaining
   Range of Exercise          Outstanding         Contractual Life       Weighted Average
        Prices                 Warrants               (Years)             Exercise Price
------------------------ ---------------------- ---------------------- ----------------------
$ 0.01 to $ 0.50                200,000                  3.3                  $ 0.26
$ 1.00                          527,780                  4.2                  $ 1.00
$ 1.50                          429,700                  3.8                  $ 1.50
$ 2.00                           26,666                  4.3                  $ 2.00
$ 2.50                           45,000                  4.2                  $ 2.50
                                 ------                  ---                  ------
                               1,229,146                 3.9                  $ 1.13


     Stock Options

     The Board approves all issuances of stock options. All stock options expire five years from the grant date. In general, options vest and become exercisable one third on the one year anniversary of the date of grant, and the remainder vest evenly over the two years subsequent to that date.

     The following table summarizes stock option activity for the year ended December 31, 2000:

                                                            2000
                                                                   Wtd Avg
                                                 Options          Exercise
                                               (in 000's)           Price

     Outstanding at Beginning of Year                881          $   1.36
     Granted                                       1,000              1.10
     Exercised                                        --              0.00
     Forfeited                                      (340)             1.63
                                               ----------         --------
     Outstanding at end of year                    1,541          $   1.15
                                               ==========         ========

     Vested Options                                  846          $   0.56
                                               ==========         ========

     Remaining Options available for
     Grant                                         3,459


In June 2000, the Company reduced the exercise price on all its outstanding stock options. As a result, the Company recognized $395,682 in compensation expense in 2000 for the vested portion of these options, and will recognize $933,568 in subsequent periods as these options vest.

The Company accounts for issuances to employees under APB 25, and accordingly, $545,898 of compensation expense, including the amount discussed above, has been recognized for the year ended December 31, 2000.

SFAS 123 requires pro forma information regarding net income as if the Company has accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: (i) risk-free interest rate of 6 percent, which approximates the four-year U.S. Treasury Bill rate at the date of grant, (ii) dividend yield of 0 percent (iii) expected volatility of 80 percent (iv) and an average expected life of the option of four years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                Year Ended
                                               December 31,
                                                   2000
                                               ------------

     Net loss:
       As reported                             $ (8,515,971)
       SFAS 123 pro forma                      $ (8,902,427)

The following table summarizes the weighted average fair value of options granted to employees during the year ended December 31, 2000:

                                                  2000
                                              --------------
Stock Price Greater than Exercise Price
   Weighted Average Fair Value                    $2.98

Stock Price Equal to Exercise Price
   Weighted Average Fair Value                    $0.84

Stock Price Less than Exercise Price
   Weighted Average Fair Value                    $0.82

The following table summarizes information about Company's stock options outstanding as of December 31, 2000:

                            Options Outstanding               Options Exercisable
                            -------------------               -------------------
                            Shares     Wtd. Avg   Wtd. Avg    Options     Wtd. Avg.
Range of Exercise        Outstanding   Remaining  Exercise  Exercisable   Exercise
     Prices               (in 000's)     Life       Price    (in 000's)    Price
     ------              ----------------------------------------------------------

$.25                         350          3.5       $0.25         239          $0.25
$.50                         371          4.3       $0.50         341          $0.50
$.75                         375          4.2       $0.75         185          $0.75
$1.00 to $1.50               445          4.4       $1.05          81          $1.26
                             ---                                   --

                           1,541                                  846          $0.56


11  RELATED PARTIES
-------------------

The Company's primary legal counsel holds 3,200,000 shares of the Company's common stock in trust for the law firm's partners. During 2000, the Company recorded expenses of approximately $123,000 related to services performed by its primary legal counsel. The Company owed its primary legal counsel approximately $61,000 at December 31, 2000.

During 2000, Q Productions, Inc., whose owners also own 4,800,000 shares of the Company, provided various information technology services to the Company. The Company recorded approximately $930,364 in expenses related to services performed by Q Productions, Inc. for the year ended December 31, 2000. The Company owed Q Productions, Inc. approximately $171,000 at December 31, 2000.
Q Productions, Inc. rented space from Qode.com in 2000 for $43,167 in total.

During 2000, the Company granted 20,000 warrants with an exercise price of $1.00 per share to Q Productions, Inc.

The Company has issued several promissory notes to officers (see Note 3).

12  SUBSEQUENT EVENTS
---------------------

On January 11, 2001, the Company entered into a note purchase agreement with an investor for $300,000, with an interest rate of 18 percent. The principal and interest are due March 1, 2001.

In January 2001, the Company entered into a short-term loan agreement with NeoMedia Technologies, Inc. ("NeoMedia") for the amount of $440,000. The note was forgiven in March 2001 upon the acquisition of substantially all of the Company's assets by NeoMedia.

On March 1, 2001, NeoMedia purchased all of the assets of the Company other than cash including but not limited to, contracts, customer lists, licenses and intellectual property. In consideration for these assets, the Company received 1,676,500 shares of NeoMedia's Common Stock. In addition, NeoMedia issued 274,699 of its Common Stock to certain creditors of the Company, for the repayment of $1,561,037 of debt, forgave the $440,000 short-term note due from the Company (see above paragraph), and assumed approximately $1,407,000 of the Company's liabilities. The 1,676,500 shares paid to the Company are to be held in escrow for one year, and are subject to downward adjustment, based upon the achievement of certain performance targets over the period of March 1, 2001 to February 28, 2002.

Notes payable as of December 31, 2000 that were not acquired as part of the March 1, 2001 sale totalled 3,000,000 as of December 31, 2000.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NeoMedia Technologies, Inc.
                                      ------------------------------
                                      (Registrant)


Date:  June 6, 2001              By:  /s/ Charles W. Fritz
                                      ------------------------------
                                      Charles W. Fritz, Chairman